UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2004

CSG SYSTEMS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27512	47-0783182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7887 East Belleview, Suite 1000, Englewood, CO	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 796-2850

Check the appropriated box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A of CSG Systems International, Inc. (“CSG”) amends and supplements the Current Report on Form 8-K (“Form 8-K”) that was filed with the Securities and Exchange Commission (“SEC”) on December 9, 2004 under Item 5.02.

Item 1.01 Entry into a Material Definitive Agreement.

On December 9, 2004, CSG announced that Mr. Alan Michels was named as an Executive Vice President of CSG. At the time the Form 8-K was filed, Mr. Michels did not have an employment agreement with CSG.

On June 1, 2005, CSG and Mr. Michels entered into an Employment Agreement (the “Agreement”). A brief description of the Agreement is as follows:

•	The term of the Agreement is from the date of the Agreement through December 31, 2006. Thereafter, the Agreement will automatically renew on a month-to-month basis unless either party gives thirty days prior written notice to the other party.

•	Mr. Michels will receive a base salary of not less than $300,000 per year. Mr. Michels shall also have the opportunity to earn an incentive bonus of not less than 65% of his annual base salary if the agreed upon objectives for the particular calendar year are fully achieved.

•	Key termination benefits under the Agreement are summarized as follows:

•	If the Agreement is terminated due to death or disability, Mr. Michels (or his estate as the case may be) will be entitled to receive his base salary accrued through the date of his termination and a pro rata portion of his annual incentive bonus for the calendar year in which the termination occurs.

•	If the Agreement is terminated for cause (as defined), Mr. Michels will be entitled to receive his base salary accrued through the effective date of such termination.

•	If the Agreement is terminated without cause (as defined) prior to a change in control of CSG, Mr. Michels will be entitled to receive his base salary through December 31, 2006 if the termination occurs during 2005, plus a pro rata portion of his 2005 annual incentive bonus. If the effective termination date is during or after 2006, Mr. Michels will be entitled to receive his base salary through the date that is one year from the effective termination date, plus a pro rata portion of his annual incentive bonus for the calendar year in which such termination occurs.

•	If the Agreement is terminated without cause (as defined) after a change in control of CSG, Mr. Michels will be entitled to the same benefits he would have if the termination without cause occurred prior to a change in control, except that he will be entitled to receive 100% of his annual incentive bonus for the year in which the termination occurs (i.e., such incentive bonus will not be pro rated).

•	Mr. Michels will be precluded from soliciting CSG employees for employment outside of CSG, and competing against CSG for a period of one year from the effective date of his termination of employment with CSG.

A copy of the Employment Agreement with Alan Michels, dated June 1, 2005, is attached hereto as Exhibit 10.71 and is hereby incorporated by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 1, 2005, CSG entered into an employment agreement with Alan Michels. The text set forth in Item 1.01 regarding the employment agreement is incorporated into this section by reference.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

10.71	Employment Agreement with Alan Michels, dated June 1, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2005

CSG SYSTEMS INTERNATIONAL, INC.

By:	/s/ Randy Wiese
Randy Wiese,
Principal Accounting Officer

CSG Systems International, Inc.

Form 8-K/A

Exhibit Index

10.71	Employment Agreement with Alan Michels, dated June 1, 2005